                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 24, 2002




                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)



                         Commission File number: 0-15810


                   New Jersey                                         22-2367234
(State or other jurisdiction of incorporation or         (IRS Employer [ZW]
Identification Number)
                  organization)

              9990 Mesa Rim Road
             San Diego, California                                       92121
     (Address of principal executive offices)                          (Zip Code)


                                 (858) 558-3960
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

         On January 23, 2002, the Delaware Supreme Court denied our appeal of a preliminary injunction issued by the Delaware Chancery Court on September 7, 2001. As previously reported, the preliminary injunction was obtained by holders of a portion of the outstanding Series A Preferred Stock of our Sorrento Networks, Inc. subsidiary. Pending final resolution of these matters at trial, the preliminary injunction prohibits the subsidiary from issuing any shares of its Series A Preferred Stock or incurring any additional debt without the prior consent of the holders of at least a majority of the currently outstanding shares of such Series A Preferred Stock.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SORRENTO NETWORKS CORPORATION


DATE: January 24, 2002                          By:   /s/Joe R. Armstrong
                                                    ---------------------------
                                                     Joe Armstrong
                                                     Chief Financial Officer


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